EXHIBIT 99.1

SCOLR Pharma, Inc. Announces Final Closing of Private Placement

BOTHELL, WA, June 30, 2011 - SCOLR Pharma, Inc. (OTC: SCLR) today announced that it has closed the second and final tranche of its previously-announced private placement of its 8% Senior Secured Convertible Debentures due 2013 (the “Debentures”). The Company raised a total of $1,195,200 in the offering. The Company intends to use the net proceeds for working capital and other general corporate purposes.

Stephen J. Turner, President and Chief Executive Officer, said: “The completion of this offering will allow us to continue to focus on the development of our nutritional business and on our efforts to secure licensing or partnership support for our pharmaceutical products. We are making good progress in placing our nutritional products on retail shelves and this capital will enable us to be even more aggressive in those efforts.”

This second tranche consisted of the sale of an additional $194,000 principal amount of Debentures. The Debentures, together with accrued and unpaid interest, are convertible at the option of the holders into shares of the Company’s common stock at a conversion price equal to $0.05 per share of common stock. Beginning after the date that is six months from the issuance of the Debentures, the Company may cause mandatory conversion of the Debentures following the continuance for 30 consecutive days of certain conditions, including maintenance of a volume weighted average trading price on each day within such 30 day period of $0.25 per share of common stock. The Debentures bear interest of 8% per annum, compounded quarterly, and are secured by all the Company’s assets. The Company may, at any time and from time to time, upon 10 days prior notice to the holders, pay in cash all or a portion of the accrued and unpaid interest on the Debentures, or may cause conversion of such accrued and unpaid interest in connection with any mandatory conversion of the Debentures.

Taglich Brothers, Inc. acted as placement agent in connection with the offering. The Company will pay Taglich Brothers a success fee equal to 7% of the gross proceeds of the sale of the Debentures. Taglich Brothers will also receive a warrant to purchase a number of shares of common stock equal to 5% of the total number of shares into which the principal amount of the Debentures sold in the offering are convertible. The exercise price of the warrant is $0.0625 per share.

About SCOLR Pharma:

Based in Bothell, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company focused on applying its formulation expertise and patented Controlled Delivery Technology (CDT) platforms to develop novel prescription pharmaceutical, over-the-counter (OTC), and nutritional products. Our CDT drug delivery platforms are based on multiple issued and pending patents and other intellectual property for the programmed release or enhanced performance of active pharmaceutical ingredients and nutritional products. For more information on SCOLR Pharma, please call 425-368-1050 or visit http://www.scolr.com/.

FORWARD-LOOKING STATEMENTS – The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements (statements other than statements of historical fact). Forward-looking statements may generally be identified by the inclusion of the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions). This news release contains forward-looking statements, including information regarding the use of proceeds of a private securities offering conducted by SCOLR Pharma, Inc., development of the Company’s nutritional business and possible licensing or partnership transactions. These forward-looking statements are based on certain assumptions and expectations of SCOLR Pharma, Inc., and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks and uncertainties referenced from time to time in SCOLR Pharma, Inc.’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. SCOLR Pharma, Inc. does not undertake to publicly update or revise its forward-looking statements.

Contacts:

Investor Relations

SCOLR Pharma, Inc.

425.368.1050